EXHIBIT 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT

This amendment (“Amendment”) effective as of March 13, 2014 (“Amendment Effective Date”), is made and entered into by and between DTS, Inc., (“Company”) and Brian Towne (“Executive”) with regard to the following facts.

WHEREAS, Executive and Company have entered into an Executive Employment Agreement (hereinafter referred to as the “Agreement”) with an effective date of May 12, 2011 (the “Agreement Effective Date”); and

WHEREAS, as a result of DTS and Employee’s mutual agreement on a focused assignment and extensive travel in Asia, DTS and Employee wish to formally amend the Agreement to change Executive’s title and the Initial Term.

NOW THEREFORE, the parties hereto mutually agree, and agree to amend the Agreement as follows:

A.                                    Section 2.1 of the Agreement shall be amended and restated to read as follows:

2.1                               Position.  Executive is employed as Executive Vice President, President DTS Asia Pacific and shall have the duties and responsibilities assigned by Company’s Chief Executive Officer (“CEO”) as may be reasonably assigned to him from time to time.  Executive shall perform faithfully and diligently all duties assigned to Executive.  Subject to Section 7.3, Company reserves the right to modify Executive’s duties at any time in its sole and absolute discretion provided that the duties assigned are consistent with the position of Executive Vice President, Chief Operating Officer or Executive Vice President, President DTS Asia Pacific.

B.                                    Section 3.1 shall be amended and restated to read as follows:

3.1                               Initial Term.  The Agreement shall be for an initial term commencing on the Agreement Effective Date and ending on February 12, 2016 (“Initial Term”).

C.                                    All capitalized terms not otherwise defined in this Amendment shall have the same meaning as set forth in the Agreement.

D.                                    This Amendment does not delete, terminate, or replace any provision of the Agreement except as specifically provided herein and all other terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto hereby execute this Amendment to be effective as of the date first written above.

Dated:	April 24, 2014	By:	/s/ Jon E. Kirchner
Jon Kirchner
Chairman & Chief Executive Officer
DTS, Inc.

Dated:	April 15, 2014	By:	/s/ Brian D. Towne
Brian Towne
Executive Vice President,
Chief Operating Officer